UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

July 18, 2013

____________________________

Saleen Automotive, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation)

333-176388 (Commission File Number)		45-2808694 (IRS Employer Identification No.)
2735 Wardlow Road Corona, California 92882 (Address of Principal Executive Offices and zip code)

(800) 888-8945

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 8.01 Other Events.

On July 18, 2013, the Registrant amended its Certificate of Designations, Preferences, Limitations, Restrictions and Relative Rights of Super Voting Preferred Stock to provide for automatic conversion of the shares of its Super Voting Preferred Stock upon an increase in the authorized shares of the Registrant’s common stock sufficient to permit the conversion of all outstanding shares of its Super Voting Preferred stock, or upon the vote of a majority of the outstanding shares of its Super Voting Preferred Stock, in addition to the consummation of a reverse stock split of the Registrant’s common stock sufficient to permit the conversion of all outstanding shares of its Super Voting Preferred Stock. The amendment also provided discretion to the Registrant’s board of directors to determining when to consummate either an increase in the authorized shares of the Registrant’s common stock or a reverse stock split thereof sufficient to permit the conversion of all outstanding shares of its Super Voting Preferred stock.

Effective as of July 18, 2013, pursuant to the written consent of the holders of a majority of the Registrant’s outstanding shares of Super Voting Preferred Stock, 696,000 shares of the Registrant’s Super Voting Preferred Stock were converted into 87,000,000 shares of the Registrant’s common stock.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

3.1.1	Certificate Amendment of Certificate of Designations, Preferences, Limitations, Restrictions and Relative Rights of Super Voting Preferred Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALEEN AUTOMOTIVE, INC.

Date: July 24, 2013

By: ___/s/ Steve Saleen_________

Steve Saleen

President